UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2012

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                          Entry into a Material Definitive Agreement.

On December 7, 2012, we entered into an amendment of our lease with BP Hancock LLC for the office space we rent in the office building at 200 Clarendon Street in Boston, Massachusetts. Under this amendment, we will surrender one of the four floors we currently lease in the building on or before December 31, 2012, instead of on the lease’s current termination date of March 31, 2015, and we relinquished our options to extend the term of the lease for two five year periods, as well as certain rights we had to expand the office space we lease in the building to another floor.  Our Boston-based operations will continue on the three remaining floors of the building. We will pay BP Hancock LLC an estimated $932,000 in connection with the surrender.

A copy of the amendment is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1	Nineteenth Amendment to Lease entered into on December 7, 2012 and effective as of November 20, 2012 by and between CRA International, Inc. and BP Hancock LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: December 11, 2012	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer

Exhibit Index

Number	Title

10.1	Nineteenth Amendment to Lease entered into on December 7, 2012 and effective as of November 20, 2012 by and between CRA International, Inc. and BP Hancock LLC.